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                                                                   EXHIBIT 10-P


                              ENGAGEMENT AGREEMENT

            This agreement is made the January 17, 1997.

            Craig Consumer Electronics, Inc. ("Craig") hereby agrees to appoint BILLION LANE INTERNATIONAL LIMITED ("BIL") as its consultant with the following terms and conditions:

            1. PERIOD OF ENGAGEMENT

            Engagement period will be started from February 15, 1997 and it is agreed that Mr. Chiu Chun Tak (I.D. No: D350585(6)) ("Mr. Chiu") of BIL will be in-charging such engagement and during the period of engagement, Mr. Chiu will be traveling around and agrees to devote not less than 90% of his working time to response and to carry out the duties as mentioned below.

            2. SCOPE OF ENGAGEMENT

            For the duration of the engagement, BIL shall be responsible for providing consultancy work in relation to the Shenzhen Kuoli Electronics Company Ltd. ("Kuoli") and its Hong Kong Office including:

            - To assist to set up the accounting, costing and inventory control systems of Kuoli;

            - To review the equity structure of Kuoli and to give proposals for restructuring and when appropriate, to identify potential PRC based investors;

            - To assist to recruit suitable candidates for different positions in Kuoli and/or its Hong Kong Office;

            - To assist to resolve the customs clearance problems, import/export quota problems and liaison with the Foreign Exchange Control Bureau of Kuoli as quickly as possible;

In addition to the above scope of engagement, BIL will also assist to give financial and tax advise on Craig's operations in Hong Kong and PRC when required. It is agreed that Mr. Chiu of BIL will carry a title as General Manager - Asia Pacific Region and will use it best effort in performing the above duties, however, Craig should seek independent legal and professional advise whenever required.

            3. FEE & DISBURSEMENT

            In consideration of consultancy work done by BIL, Craig agrees to pay to BIL the followings:


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            -     Craig agrees to pay to BIL a monthly consultancy fee of
                  US$10,000 while Mr. Chiu of BIL will be responsible to handle all different aspects of Craig's operation and development over Asia Pacific Region;

            - Craig agrees to pay to BIL, on a quarterly basis, a sales commission 1.5% for the all sales generated in PRC and the 1.5% will be reduced to 1.0% in the second year;

            - Craig agrees to pay to BIL, 10% of the savings in cost of parts and expenses if costs of parts & expenses below 20% of Total Value of Output of the PRC JV, payable within two months after the closing of the financial year;

            - If US$6 million goods are being shipped out from the new JV starting from 1st February, 1997 to 30th June, 1997, Craig agrees to pay to BIL a successful fee of US$25,000;

            -     Craig also agrees to pay the following successful fee:

                  - US$5,000 if all the refurbished goods now situated in Shenzhen JV shipped out before January 28, 1997;

                  - another US$5,000 if not less than 75% of the parts now situated in Shenzhen JV shipped out before February 14, 1997;

                  - Another US$5,000 if the Shenzhen JV is terminated before March 31, 1997

                              (It is understanding minor variance from the above days will not affect the above successful fee)

            - Craig, by its own discretion, agrees to pay to BIL at the end of each year a further successful fee based on the overall consultancy performance of BIL;

            - all out-of-pocket expenses incurred by BIL in or about the discharge its works mentioned above including telephone, hotel, traveling, entertainment, car parking.

In addition to the above, Craig also agrees to assist Mr. Chiu to obtaining a residenceship in USA and the terms of this agreement each year and to be agreed upon by both parties.


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            4. FORMER AGREEMENT


            This Agreement shall be in substitution for any previous agreement between BIL and Craig previously in forces, if any.

            5. TERMINATION

            Either party can terminate this Agreement by giving a 30 days written notice.

            IN WITNESS whereof the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED BY MR. RICHARD BERGER        )
FOR AND ON BEHALF OF                )
CRAIG CONSUMER ELECTRONICS, INC.    )
IN THE PRESENCE OF                  )
                                    )
                                    )


SIGNED BY MR. CHIU CHUN TAK         )
FOR AND ON BEHALF OF                )
BILLION LANE INTERNATIONAL LIMITED  )
IN THE PRESENCE OF                  )
                                    )
                                    )


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